UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 16, 2011

LANTRONIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Technology Drive
Irvine, California 92618
(Address of principal executive offices, including zip code)

(949) 453-3990
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On October 6, 2011, Lantronix, Inc. (the “Company”) filed a Definitive Proxy Statement on Schedule 14A (the “2011 Proxy Statement”) with the Securities and Exchange Commission relating to an annual meeting of our stockholders to be held on November 16, 2011.  The purpose of the annual meeting was to vote on the following proposals:  (1) to elect four directors to serve until the 2012 Annual Meeting of Stockholders or until their successors are duly elected or appointed; and (2) to ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accountants for the fiscal year ending June 30, 2012.

The Board fixed the close of business on September 19, 2011 as the record date for identifying those stockholders entitled to notice of, and to vote, at the annual meeting.  On October 6, 2011, the notice containing instructions on how to access our 2011 Proxy Statement and Annual Report on Form 10-K and vote online was sent to the stockholders.  The notice also included instructions on how to receive a paper copy of the stockholder’s annual meeting materials, including the notice of annual meeting, 2011 Proxy Statement and proxy card.  On November 16, 2011, the Company conducted its annual meeting of stockholders and all proposals were approved.

On November 16, 2011, 9,779,702 shares were represented in person or by proxy at the meeting, which constituted a quorum.  The results of the two proposals were as follows:

Proposal 1.  The following four directors were elected to the Company’s Board:

Nominee	For	Withheld	Broker Non-Votes (Total)
Bernhard Bruscha	4,125,140	766,954	1,926,581
Hoshi Printer	4,124,140	767,954
John Rehfeld	4,515,153	376,941
Thomas Wittenschlaeger	4,049,309	842,785

Proposal 2.  To ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accountants for the fiscal year ending June 30, 2012:

For:  9,735,367
Against:  24,837
Abstain:  19,266
Broker Non-Votes:  0

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2011	LANTRONIX, INC.

By:	/s/ Jeremy Whitaker
Jeremy Whitaker Chief Financial Officer